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                                                                      EXHIBIT 11

                      WHITE ELECTRONIC DESIGNS CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      THREE MONTHS ENDING DECEMBER 30, 2000


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                                                                                  1ST QUARTER
                                                                                       2000
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INCOME (LOSS) PER COMMON SHARE - BASIC

INCOME (LOSS):
    Net Income Applicable to Common Stock                                              $2,237,000

SHARES:
    Weighted Average Number of Common Shares Outstanding                               18,600,478

                                                                                  ----------------
Net Income (Loss) Per Share - Basic                                                        $ 0.12
                                                                                  ================

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NET INCOME (LOSS) PER COMMON SHARE - DILUTED:

INCOME (LOSS):

Income (Loss) From Continuing Operations                                              $ 2,237,000

SHARES:
Beginning Number of Common Shares Outstanding                                          18,534,201

Number of Common Stock Equivalents Assuming Exercise of
  Options Reduced by the Number of Shares Which Could Have
  Been Purchased With the Proceeds From Exercise of Such Options                          909,768

Number of shares issued for stock options exercised as of
the beginning of the period                                                               139,172

                                                                                  ----------------
Adjusted Common Shares Outstanding                                                     19,583,141
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NET INCOME (LOSS) PER COMMON SHARE - DILUTED                                               $ 0.11
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